As filed with the Securities and Exchange Commission on December 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAYLOCITY HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	46-4066644
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 American Lane Schaumburg, Illinois 60173 (Address of Principal Executive Offices, including Zip Code)
_______________________________________

Amended and Restated 2023 Equity Incentive Plan
(Full title of the plan)
_______________________________________
Ryan Glenn
Chief Financial Officer
1400 American Lane
Schaumburg, Illinois 60173
(Name and address of agent for service)

(847) 463-3200
(Telephone number, including area code, of agent for service)
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering an additional 444,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Paylocity Holding Corporation (the “Company” or “Registrant”) reserved for issuance under the Registrant’s Amended and Restated 2023 Equity Incentive Plan (the “Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-275800) on Form S-8 was filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 30, 2023 (the “Prior Registration Statement”). These additional shares of Common Stock were reserved for issuance in connection with the amendment and restatement of the Plan, which was approved by stockholders on December 4, 2025 at the Company’s 2026 Annual Meeting of Stockholders.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, except that the provisions contained in Part II of such Prior Registration Statement is modified as set forth below.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of documents by reference
The Registrant hereby incorporates by reference in this Registration Statement the following documents:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the Commission on August 6, 2025 (the "Annual Report") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)The description of the Registrant’s common stock, par value $0.001, included as Exhibit 4.2 to the Annual Report referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Number	Index to Exhibits

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 4, 2023).
4.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 4, 2023).
4.3	Amended and Restated 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Form Current Report on Form 8-K filed with the Commission on December 5, 2025).
5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on this 5th day of December, 2025.

PAYLOCITY HOLDING CORPORATION

By:	/s/ Ryan Glenn
Ryan Glenn
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Paylocity Holding Corporation, a Delaware corporation, do hereby constitute and appoint Toby J. Williams and Ryan Glenn, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 5, 2025.

Signature	Title

/s/ Toby J. Williams	President, Chief Executive Officer (Principal Executive Officer) and Director
Toby J. Williams

/s/ Ryan Glenn	Chief Financial Officer (Principal Financial Officer)
Ryan Glenn

/s/ Nicholas Rost	Vice President Chief Accounting Officer and Treasurer (Principal Accounting Officer)
Nicholas Rost

/s/ Steven R. Beauchamp	Executive Chairman and Director
Steven R. Beauchamp

/s/ Linda M. Breard	Director
Linda M. Breard

/s/ Virginia G. Breen	Director
Virginia G. Breen

/s/ Craig A. Conway	Director
Craig A. Conway

/s/ Robin L. Pederson	Director
Robin L. Pederson

/s/ Andres D. Reiner	Director
Andres D. Reiner

/s/ Kenneth B. Robinson	Director
Kenneth B. Robinson

/s/ Steven I. Sarowitz	Director
Steven I. Sarowitz

/s/ Ronald V. Waters, III	Director
Ronald V. Waters, III